Exhibit 10(a) - Consent of Sutherland Asbill
                                               & Brennan LLP

SUTHERLAND
ASBILL &                                1275 Pennsylvania Avenue, N.W.
BRENNAN LLP                             Washington, D.C. 20004-2415
Attorneys at Law                        Tel: (202) 383-0100
                                        Fax: (202) 637-3593
                                        www.sablaw.com

                               December 1, 1999

STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com

VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380-1478

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption
"Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 13 to the registration statement on Form N-4 for the Separate Account B (File No. 33-59261). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                             Very truly yours,

                                             SUTHERLAND ASBILL & BRENNAN LLP

                                             By: /s/ Stephen E. Roth
                                             ----------------------------
                                                   Stephen E. Roth